Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2017 RESULTS

Lake Forest, IL, April 26, 2017 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2017 net income of $117 million, or $1.24 per share and $1.27 per share excluding special items. First quarter net sales were $1.5 billion in 2017 and $1.4 billion in 2016.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31
	2017	2016	Change
Reported Diluted EPS	$1.24	$1.09	$0.15
Special Items Expense (1)	0.03	0.02	0.01
Diluted EPS excluding Special items	$1.27	$1.11	$0.16

(1) For descriptions and amounts of our special items, see page 4.

Reported earnings include the impact of $.03 of special items expense in the first quarter of 2017 and $.02 of special items expense in 2016.

Our current estimate of the total property damage and business interruption losses associated with the DeRidder Mill incident is between $20 million to $25 million, including capital costs of approximately $4 million. The estimated impact to first quarter earnings, excluding capital costs, is $15 million of which $5 million, or $.03 per share, is included in special items expense for the quarter representing our property damage and business interruption deductible. The remaining loss of $10 million, or $.07 per share, that impacted our first quarter results is expected to be resolved with our insurance carrier over the next several months. Additionally, to ensure adequate linerboard inventory during the extended DeRidder mill annual outage, we moved a previously scheduled maintenance outage at our Counce Mill from the first quarter to the second quarter of 2017, which improved expected first quarter results by $.01 per share.

Excluding special items, the $.16 per share increase in first quarter 2017 earnings compared to the first quarter of 2016, was driven primarily by higher containerboard and corrugated products prices and mix ($.16) and sales volumes ($.12), higher paper segment prices and mix ($.04), higher containerboard production volumes ($.07), and lower wood costs ($.05). These items were partially offset by lower paper segment sales and production volumes ($.06), higher costs for recycled fiber ($.07), energy ($.06), and freight ($.02), higher labor and fixed costs ($.02), and higher expenses for depreciation ($.03) and interest ($.02).

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31
	2017	2016
Segment income (loss)
Packaging	$190.8	$161.5
Paper	29.8	36.1
Corporate and Other	(17.5)	(16.8)
	$203.1	$180.8

Segment income (loss) excluding special items
Packaging	$195.0	$163.4
Paper	29.8	37.0
Corporate and Other	(18.2)	(16.8)
	$206.6	$183.6

EBITDA excluding special items
Packaging	$272.2	$236.7
Paper	43.8	51.1
Corporate and Other	(16.9)	(15.6)
	$299.1	$272.2

In the Packaging segment, total corrugated products shipments with one additional workday were up 10.7% and shipments per day were up 8.9% over last year’s first quarter. Containerboard production was 932,000 tons, and containerboard inventory was down 16,000 tons compared to year end 2016 and 12,000 tons below the first quarter of 2016.

Paper segment price and mix was higher than the first and fourth quarters of 2016 primarily due to the previously announced shutdown of pulp operations at our Wallula Mill in December 2016. Sales volume was lower than the first quarter of 2016 and slightly higher compared to the fourth quarter of 2016.

Commenting on the quarter, Mark W. Kowlzan, Chairman and CEO, said, “Our results were driven by strong demand and higher prices for containerboard and corrugated products as well as from the benefits of our recent TimBar and Columbus Container acquisitions. We continued to implement our announced containerboard and corrugated products price increases throughout the quarter, which helped us offset higher inflation in many of our manufacturing and converting costs and higher freight costs. The integration of our recent corrugated plant acquisitions has gone very well and is ahead of schedule, and our containerboard inventory levels were below those of a year ago and year-end levels despite the additional containerboard inventory requirements of our acquisitions.”

“Looking ahead to the second quarter,” Mr. Kowlzan added, “we expect to continue implementing our previously announced packaging segment price increases, and we expect higher corrugated products shipments resulting from strong demand and our two recent acquisitions. Mill maintenance outage costs will be higher as we have scheduled outages at our three largest containerboard mills. We expect flat paper volumes although price and mix should move lower. We also anticipate continued price inflation in recycled fiber, certain chemicals and freight costs, but our energy costs should improve as we move into seasonally milder weather. Considering these items, we expect second quarter earnings of $1.45 per share. This does not include any potential additional costs or anticipated recoveries related to the DeRidder Mill insurance claim.”

We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. Additional special items may arise due to first quarter events.

PCA is the fourth largest producer of containerboard and corrugated packaging products and the third largest producer of uncoated freesheet paper in the United States. PCA operates eight mills and 93 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, expected benefits from acquisitions and facility closures, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2017 Earnings Conference Call

WHEN:	Thursday, April 27, 2017 at 8:30 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 8:15 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	April 27, 2017 11:30 a.m. Eastern Time through May 11, 2017 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:    (855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 3726610

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended
	March 31
	2017		2016
Net sales	$1,536.5		$1,401.0
Cost of sales	(1,198.0)		(1,102.0)	(2)
Gross profit	338.5		299.0
Selling, general, and administrative expenses	(128.4)		(114.3)
Other expense, net	(7.0)	(1)	(3.9)	(2)
Income from operations	203.1		180.8
Interest expense, net	(24.0)		(21.6)
Income before taxes	179.1		159.2
Provision for income taxes	(61.7)		(55.5)
Net income	$117.4		$103.7
Earnings per share:
Basic	$1.25		$1.09
Diluted	$1.24		$1.09

Computation of diluted earnings per share under the two class method:
Net income	$117.4		$103.7
Less: Distributed and undistributed income available to participating securities	(1.0)		(1.1)
Net income attributable to PCA shareholders	$116.4		$102.6
Diluted weighted average shares outstanding	93.6		94.2
Diluted earnings per share	$1.24		$1.09

Supplemental financial information:
Capital spending	$57.8		$52.9
Cash balance	$254.0		$162.3
 ____________

(1)	The three months ended March 31, 2017 include the following:

a.
$0.8 million of charges consisting of closure costs related to corrugated products facilities, integration costs related to the TimBar Corporation and Columbus Container, Inc. acquisitions, and costs related to a lump sum settlement payment of a multiemployer pension plan withdrawal liability for one of our corrugated products facilities.

b.	$5.0 million of costs for the property damage and business interruption insurance deductible corresponding to the February 2017 explosion at our DeRidder, LA mill.

c.	$2.3 million of income related to a working capital adjustment from the April 2015 sale of our Hexacomb corrugated manufacturing operations in Europe and Mexico.

(2)	The three months ended March 31, 2016 include $2.8 million of facilities closure costs recorded within "Other expense, net" and "Cost of sales", as appropriate.

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended
	March 31
	2017	2016
Segment sales
Packaging	$1,257.0	$1,095.5
Paper	259.2	280.5
Corporate and Other	20.3	25.0
	$1,536.5	$1,401.0

Segment income (loss)
Packaging	$190.8	$161.5
Paper	29.8	36.1
Corporate and Other	(17.5)	(16.8)
Income from operations	203.1	180.8
Interest expense, net	(24.0)	(21.6)
Income before taxes	$179.1	$159.2

Segment income (loss) excluding special items (1)
Packaging	$195.0	$163.4
Paper	29.8	37.0
Corporate and Other	(18.2)	(16.8)
	$206.6	$183.6

EBITDA excluding special items (1)
Packaging	$272.2	$236.7
Paper	43.8	51.1
Corporate and Other	(16.9)	(15.6)
	$299.1	$272.2
____________

(1)
Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended
	March 31
	2017	2016
Packaging
Segment income	$190.8	$161.5
DeRidder mill incident	5.0	—
Integration-related, facilities closure and other costs	0.8	1.9
Hexacomb working capital adjustment	(1.6)	—
Segment income excluding special items (1)	$195.0	$163.4

Paper
Segment income	$29.8	$36.1
Integration-related, facilities closure and other costs	—	0.9
Segment income excluding special items (1)	$29.8	$37.0

Corporate and Other
Segment loss	$(17.5)	$(16.8)
Hexacomb working capital adjustment	(0.7)	—
Segment loss excluding special items (1)	$(18.2)	$(16.8)

Income from operations	$203.1	$180.8

Income from operations, excluding special items(1)	$206.6	$183.6
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended March 31
	2017				2016
	Income before taxes	Income Taxes	Net Income	Diluted EPS	Income before taxes	Income Taxes	Net Income	Diluted EPS
As reported	$179.1	$(61.7)	$117.4	$1.24	$159.2	$(55.5)	$103.7	$1.09
Special items(2):
DeRidder mill incident	5.0	(1.9)	3.1	0.03	—	—	—	—
Integration-related, facilities closure and other costs	0.8	(0.3)	0.5	0.01	2.8	(0.9)	1.9	0.02
Hexacomb working capital adjustment	(2.3)	0.9	(1.4)	(0.01)	—	—	—	—
Total special items	3.5	(1.3)	2.2	0.03	2.8	(0.9)	1.9	0.02
Excluding special items	$182.6	$(63.0)	$119.6	$1.27	$162.0	$(56.4)	$105.6	$1.11
___________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)
Special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded. For all periods presented, income taxes on special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items (1)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31
	2017	2016
Net income	$117.4	$103.7
Interest expense, net	24.0	21.6
Provision for income taxes	61.7	55.5
Depreciation, amortization, and depletion	92.5	88.7
EBITDA (1)	$295.6	$269.5
Special items:
DeRidder mill incident	5.0	—
Integration-related, facilities closure and other costs	0.8	2.7
Hexacomb working capital adjustment	(2.3)	—
EBITDA excluding special items (1)	$299.1	$272.2
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31
	2017	2016
Packaging
Segment income	$190.8	$161.5
Depreciation, amortization, and depletion	77.2	73.3
EBITDA (1)	268.0	234.8
DeRidder mill incident	5.0	—
Integration-related, facilities closure and other costs	0.8	1.9
Hexacomb working capital adjustment	(1.6)	—
EBITDA excluding special items (1)	$272.2	$236.7

Paper
Segment income	$29.8	$36.1
Depreciation, amortization, and depletion	14.0	14.2
EBITDA (1)	43.8	50.3
Integration-related, facilities closure and other costs	—	0.8
EBITDA excluding special items (1)	$43.8	$51.1

Corporate and Other
Segment loss	$(17.5)	$(16.8)
Depreciation, amortization, and depletion	1.3	1.2
EBITDA (1)	(16.2)	(15.6)
Hexacomb working capital adjustment	(0.7)	—
EBITDA excluding special items (1)	$(16.9)	$(15.6)

EBITDA excluding special items (1)	$299.1	$272.2
 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.